SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 13, 2010

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 DALLAS PARKWAY, SUITE 700

PLANO, TEXAS 75024

(Address and Zip Code of Principal Executive Offices)

(214) 494-3000

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01.	Regulation FD Disclosure

On September 13, 2010, Ed Heffernan, President and Chief Executive Officer of Alliance Data Systems Corporation (the “Company”), announced at the 2010 Bank of America Merrill Lynch Investment Conference held in San Francisco, California that the Company’s board of directors has approved a new stock repurchase program to acquire up to $400 million of the Company’s common stock, or such lesser amount as may be permitted pursuant to the terms of the Company’s credit agreements, through the end of 2011. A copy of the press release issued by the Company regarding the stock repurchase program is attached hereto as Exhibit 99.1.

Also attached as Exhibit 99.2 is a presentation to be given to investors and others by senior officers of Alliance Data Systems Corporation.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated Spetember 13, 2010.
99.2	Investor Presentation Materials.

Note: The information contained in this report (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: September 13, 2010	By:	/s/ CHARLES L. HORN
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated Spetember 13, 2010.
99.2	Investor Presentation Materials.

4